Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2015 Fourth Quarter Financial Results; Sets Annual Stockholder Meeting Date
Highlights for the Fourth Quarter of Fiscal Year 2015

•	Fourth quarter net income was $33.8 million, or $0.60 per share, bringing net income for fiscal year 2015 to $109.1 million, or $1.90 per share

•	Net interest margin and adjusted net interest margin[1] each increased compared to the previous quarter to 3.98% and 3.72%, respectively

•	Net charge-offs during the quarter were minimal at $0.4 million or 0.02% of average loans on an annualized basis

•	The efficiency ratio[1] for the quarter was 45.8%, favorable compared to the previous quarter primarily due to a decrease in tangible noninterest expense[1]

•	Total loans grew $80.0 million during the quarter and $537.7 million, or 7.9%, during fiscal year 2015

•
Modest deposit growth during the quarter contributed to 4.7% deposit growth for fiscal year 2015, including $367 million of net growth in business deposits, reflecting a focus on this important funding source

•	National Australia Bank, Ltd. ("NAB") completed its planned divestiture of 100% of Great Western Bancorp, Inc. ("GWB")

•
GWB completed a private placement of $35 million of subordinated notes, repaid all outstanding borrowings due to NAB and repurchased $60 million of common stock from NAB in conjunction with the final secondary offering of NAB's shares of GWB

Sioux Falls, SD - October 29, 2015 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $33.8 million, or $0.60 per share, for the quarter ended September 30, 2015, compared to net income of $27.9 million, or $0.48 per share, for the same quarter of fiscal year 2014. The results for the quarter included a $1.7 million nonrecurring item related to the resolution of a deferred tax item, which contributed approximately $0.03 per share after tax. Net interest income, noninterest income, noninterest expense and provision for loan losses each improved compared to the same quarter in fiscal year 2014. Net income for fiscal year 2015 was $109.1 million, or $1.90 per share, compared to $105.0 million, or $1.81 per share, for fiscal year 2014.
"I am very proud of everything we accomplished during the September quarter and in fiscal year 2015," said Ken Karels, President and Chief Executive Officer. "We again delivered year-over-year revenue and net income growth, despite the challenging low-rate environment. We successfully completed NAB's divestiture of their stake in GWB and executed other capital-related transactions that we believe will generate favorable returns for our new public stockholder base. We look forward to fiscal year 2016 as an independent, publicly-traded company with great momentum and a positive outlook on the year to come."
Net Interest Income and Net Interest Margin2
Net interest income was $87.2 million for the fourth quarter of fiscal year 2015, an increase of $2.7 million, or 3%, compared to the same quarter in fiscal year 2014. The increase was driven by higher loan interest income attributable to loan growth and lower deposit interest expense resulting from a lower cost of deposits, partially offset by a 3% decline in interest income from the investment portfolio attributable to a contraction in portfolio yield.
Net interest margin was 3.98%, 3.95% and 4.10%, respectively, for the quarters ended September 30, 2015, June 30, 2015 and September 30, 2014 and 3.94% and 4.02%, respectively, for the twelve months ended September 30, 2015 and September 30, 2014. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.72%, 3.70% and 3.86%, respectively, and 3.68% and 3.79%, respectively, for the same periods.
Net interest margin and adjusted net interest margin1 declined compared to the fourth quarter of fiscal year 2014 primarily due to a lower loan yield, partially offset by a continued reduction in the cost of deposits and a change in the mix of interest earning

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

assets away from investments and into loans. The yield on loans, excluding loans acquired with deteriorated credit quality, was 29 basis points lower in the fourth quarter of fiscal year 2015 compared to the same quarter in fiscal year 2014, while the investment portfolio yield decreased by 6 basis points over the same period. Total cost of deposits decreased by 5 basis points. Compared to the quarter ended June 30, 2015, net interest margin and adjusted net interest margin1 increased by 3 basis points and 2 basis points, respectively, driven by loan growth contributing to a change in asset mix.
Loan growth for the quarter ended September 30, 2015 was $80.0 million, bringing loan growth for the full fiscal year to $537.7 million, an increase of 7.9% compared to September 30, 2014. Net of the decline in loan balances managed by the Company's loan workout group, core loan growth for the fiscal year was $599.8 million, or 9.2%. Year-to-date growth was strongest in the commercial real estate (i.e., CRE, 12% annual growth) and agriculture (11%) segments of the portfolio, while commercial non-real estate (i.e., C&I) loans grew 3%, impacted by a small number of payoffs received during the final quarter of the fiscal year. CRE loan growth was driven primarily by renewed demand for CRE investment in the larger markets the Company serves, while agriculture growth was predominantly within the protein sub-segment, and specifically beef and dairy producers. Overall, loan growth was focused on the commercial and agriculture segments of the portfolio, in line with strategy.
Total deposits grew by $29.4 million during the quarter and by $334.9 million, or 4.7%, for fiscal year 2015. Deposit growth was focused primarily within interest-bearing non-time accounts, partially offset by a continued decline in time deposits, and included $367 million of net growth in business deposits, reflecting a continued focus on this area of the business. The carrying value of the investment portfolio declined by $83.1 million during the quarter as a result of security sales and normal principal payments received, with the net proceeds increasing cash balances and allowing for a 2% reduction in outstanding FHLB borrowings. The average cost of deposits for the quarter was 0.30%, down 5 basis points compared to the same quarter in fiscal year 2014 and down 1 basis point compared to the quarter ended June 30, 2015.
Provision for Loan Losses and Asset Quality
Provision for loan losses was $1.6 million for the quarter ended September 30, 2015, compared to $2.7 million in the same quarter of fiscal year 2014, and was $19.0 million for fiscal year 2015, compared to $0.7 million for fiscal year 2014. Net charge-offs for the quarter were $0.4 million, or 0.02% of total loans on an annualized basis, bringing fiscal year-to-date net charge-offs to $9.4 million, or 0.13% of total loans on an annualized basis. For the comparable periods in fiscal year 2014, net charge-offs were $2.3 million, or 0.13% of total loans on an annualized basis, and $9.0 million, or 0.14% of loans on an annualized basis, respectively. The ratio of allowance for loan losses ("ALLL") to total loans was 0.78% at September 30, 2015, up from 0.77% at June 30, 2015 and 0.70% at September 30, 2014. Both the specific and general portions of the ALLL increased during the fiscal year with a portion of the growth in the general ALLL attributable to net loan growth.
At September 30, 2015, nonperforming loans were $68.3 million, with $5.3 million of the balance covered by FDIC loss-sharing arrangements. Total nonperforming loans increased by $0.2 million during the quarter. Total OREO balances were $15.9 million as of September 30, 2015, a decrease of $6.1 million, or 28%, compared to June 30, 2015 and a decrease of $33.7 million, or 68%, compared to September 30, 2014. Loans on "Watch" status were $310.4 million at September 30, 2015, a decrease of $11.9 million, or 4%, during the quarter.
Crop conditions across the Company's core grain lending footprint of South Dakota, Nebraska and Iowa appear favorable. According to a United States Department of Agriculture ("USDA") report released October 5, 2015, the percentage of the corn crop rated Fair, Good or Excellent was 96% for South Dakota, 93% for Nebraska and 96% for Iowa, while the same metrics for soybeans were 97%, 94% and 95%, respectively. Commodity prices, borrower-specific conditions and borrowers' financial management will all contribute to credit outcomes for the 2015 growing season for the Company's agriculture borrowers, however, management believes that favorable overall crop conditions and higher expected yields should partially offset the impact of lower commodity prices.
Total credit-related charges declined compared to the previous quarter, but increased significantly for fiscal year 2015 compared to fiscal year 2014. A summary of total credit-related charges incurred during the current, prior and comparable quarters and current and prior fiscal years is presented below:

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)
(Dollars in thousands)		For the twelve months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	September 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	September 30, 2014
Provision for loan losses	Provision for loan losses	$19,041	$684	$1,633	$4,410	$2,749
Net OREO charges	Net loss (recovery) on repossessed property and other related expenses	5,382	8,644	(165)	1,067	341
Reversal (recovery) of interest income on nonperforming loans	Interest income on loans	372	(435)	117	(100)	(150)
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	3,703	18	265	31	1,405
Total		$28,498	$8,911	$1,850	$5,408	$4,345
Noninterest Income3
Noninterest income was $9.0 million for the quarter ended September 30, 2015, an increase of $0.5 million, or 6%, compared to the fourth quarter of fiscal year 2014. Included within noninterest income are the changes in fair value of certain loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. On a net basis, these two components of noninterest income accounted for an increase of $0.5 million. Deposit service charges and other fees declined by $0.2 million, or 2%, compared to the same quarter in fiscal year 2014, driven by a reduction in net consumer overdraft and non-sufficient funds revenue, partially offset by increased fee income related to commercial deposit accounts. Sales of investment securities generated net gains of $0.3 million during the quarter.
Noninterest Expense3
Total noninterest expense was $44.8 million for the quarter ended September 30, 2015, a decrease of $3.5 million, or 7%, compared to the same quarter in fiscal year 2014. The decrease in noninterest expense was primarily driven by:

•	a $2.2 million reduction in other noninterest expense, which reflects the difference in costs related to branch closures and gain or loss on sale of closed branch locations;

•	a $2.1 million reduction in scheduled amortization of intangible assets; and

•	a $0.5 million reduction in net OREO costs;

partially offset by:

•
a $1.3 million increase in salaries and employee benefits driven by incremental roles hired over the course of the fiscal year to support growth and public company requirements and higher health insurance costs; and

•	a $1.0 million increase in professional fees largely attributable to the timing of costs incurred related to the Company's initial public offering in 2014.

The efficiency ratio1 was 45.8% for the quarter, compared to 49.0% for the same quarter of fiscal year 2014, and was 48.0% for fiscal year 2015, compared to 50.4% for fiscal year 2014.
Capital
During the quarter, the Company completed three specific capital transactions in addition to NAB's secondary offering. In conjunction with NAB's final secondary offering of GWB stock, the Company completed a share repurchase of 2.67 million shares ($60 million aggregate) directly from NAB, resulting in a reduction of approximately 80 basis points of total capital. On the same date, the Company completed a private placement of $35 million aggregate principal amount of subordinated notes due August 2025, bearing interest for the first five years at a fixed rate of 4.875%. The notes qualify as tier 2 capital. Finally,

3 The Company made two minor presentation changes on the income statement in the current quarter. Within Noninterest income, Casualty insurance commissions, Investment center income and Trust department income are now grouped and presented as Wealth management fees consistent with how those lines of business are managed. Within Noninterest expense, the Company previously presented (Gain)/loss on sale of repossessed property and other assets separately and presented the related OREO carrying costs and valuation adjustments within Other noninterest expense. Going forward, all OREO-related costs are presented within Net loss (recovery) on repossessed property and other related expenses to improve the visibility of these costs.

Exhibit 99.1

the Company utilized the proceeds of the private placement of subordinated notes and other cash on hand to repay NAB $35.8 million of outstanding subordinated debt and $5.5 million outstanding on a revolving line of credit. The NAB subordinated debt was subject to a haircut for regulatory capital purposes and its repayment reduced tier 2 capital by $14.3 million. Following these transactions, the Company has no other outstanding indebtedness due to NAB or any of its subsidiaries.
Tier 1 and total capital ratios were 10.9% and 12.1%, respectively, as of September 30, 2015, compared to 11.5% and 12.5%, respectively, as of June 30, 2015. The common equity tier 1 capital ratio was 10.1% as of September 30, 2015 and 10.8% as of June 30, 2015. The tier 1 leverage ratio was 9.1% as of September 30, 2015 and 9.4% as of June 30, 2015. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On October 28, 2015, the Company’s board of directors declared a dividend of $0.14 per common share payable on November 30, 2015 to owners of record as of close of business on November 13, 2015. The aggregate dividend payment will be $7.7 million.
Business Outlook
"We are optimistic as we look forward to fiscal year 2016," added Karels. "We are committed to delivering strong profitability once again while continuing to grow and improve the Great Western Bank brand. We expect to continue to refine our branch footprint to drive growth and most effectively allocate our resources and, most importantly, we will strive each day to Make Life Great for our customers and employees, ultimately leading to the best possible return for our shareholders."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the fourth quarter of fiscal year 2015 on Thursday, October 29, 2015 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on November 12, 2015. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10074617. International callers should dial (412) 317-0088 and enter the same conference ID number.
Annual Stockholder Meeting
The Company's Board of Directors has set the Great Western Bancorp, Inc. Annual Stockholder Meeting for Monday, February 8, 2016. The meeting will commence at 9:00 AM Mountain Standard Time at the JW Marriott Phoenix Desert Ridge Conference Center, 5350 East Marriott Drive, Phoenix, Arizona. The record date for determination of stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting is December 18, 2015.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 158 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, and the interest rate environment, beyond fiscal year 2015 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item

Exhibit 99.1

1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Quarterly Report on Form 10-Q for the period ended June 30, 2015. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)
(Dollars in thousands except per share amounts)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Operating Data:
Interest and dividend income (FTE)	$369,957	$357,139	$94,499	$93,582	$89,794	$92,082	$92,265
Interest expense	29,884	32,052	7,296	7,340	7,579	7,669	7,715
Noninterest income	33,890	39,781	9,049	10,005	6,936	7,900	8,501
Noninterest expense	186,794	200,222	44,835	46,430	48,438	47,091	48,318
Provision for loan losses	19,041	684	1,633	4,410	9,679	3,319	2,749
Net income	109,065	104,952	33,812	28,832	19,724	26,697	27,875
Earnings per common share[2]	$1.90	$1.81	$0.60	$0.50	$0.34	$0.46	$0.48

Performance Ratios:
Net interest margin (FTE)[3]	3.94%	4.02%	3.98%	3.95%	3.89%	3.91%	4.10%
Adjusted net interest margin (FTE)1 3	3.68%	3.79%	3.72%	3.70%	3.64%	3.67%	3.86%
Return on average total assets[3]	1.12%	1.14%	1.38%	1.18%	0.83%	1.10%	1.19%
Return on average common equity[3]	7.49%	7.34%	9.21%	7.83%	5.49%	7.39%	7.68%
Return on average tangible common equity1 3	15.4%	16.6%	18.1%	15.8%	11.8%	15.8%	16.3%
Efficiency ratio[1]	48.0%	50.4%	45.8%	46.4%	51.7%	48.5%	49.0%

Capital:
Tier 1 capital ratio	10.9%	11.8%	10.9%	11.5%	11.6%	11.8%	11.8%
Total capital ratio	12.1%	12.9%	12.1%	12.5%	12.6%	12.9%	12.9%
Tier 1 leverage ratio	9.1%	9.1%	9.1%	9.4%	9.3%	9.1%	9.1%
Common equity tier 1 ratio	10.1%	*	10.1%	10.8%	10.8%	*	*
Tangible common equity / tangible assets[1]	8.3%	8.2%	8.3%	8.6%	8.4%	8.3%	8.2%

Asset Quality:
Nonperforming loans	$68,289	$78,905	$68,289	$68,117	$74,332	$68,454	$78,905
OREO	$15,892	$49,580	$15,892	$21,969	$43,565	$43,442	$49,580
Nonperforming loans / total loans	0.93%	1.16%	0.93%	0.94%	1.05%	0.98%	1.16%
Net charge-offs (recoveries)	$9,359	$9,030	$363	$906	$9,073	$(983)	$2,269
Net charge-offs (recoveries) / average total loans[3]	0.13%	0.14%	0.02%	0.05%	0.52%	(0.06)%	0.13%
Allowance for loan losses / total loans	0.78%	0.70%	0.78%	0.77%	0.74%	0.74%	0.70%
Watch-rated loans	$310,379	$287,723	$310,379	$322,256	$384,448	$275,473	$287,723

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Share dilution calculated for the quarter and fiscal year-to-date periods was minimal and, as such, diluted EPS equals EPS for all periods presented.
[3] Annualized for all partial-year periods.
* Not applicable for period presented.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)
(Dollars in thousands)

	For the twelve months ended:		For the three months ended:
	September 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest and dividend income
Loans	$338,458	$324,610	$86,480	$85,240	$82,394	$84,344	$84,477
Taxable securities	22,973	26,363	5,923	5,984	5,379	5,687	6,173
Nontaxable securities	51	80	15	10	13	13	19
Dividends on securities	1,247	968	250	489	258	250	217
Federal funds sold and other	652	455	53	155	160	284	55
Total interest and dividend income	363,381	352,476	92,721	91,878	88,204	90,578	90,941
Interest expense
Deposits	23,362	25,764	5,587	5,776	5,984	6,015	6,135
Securities sold under agreements to repurchase	563	600	133	134	150	146	158
FHLB advances and other borrowings	3,631	3,452	925	867	893	946	861
Related party notes payable	771	921	79	233	227	232	231
Subordinated debentures and other	1,557	1,315	572	330	325	330	330
Total interest expense	29,884	32,052	7,296	7,340	7,579	7,669	7,715
Net interest income	333,497	320,424	85,425	84,538	80,625	82,909	83,226
Provision for loan losses	19,041	684	1,633	4,410	9,679	3,319	2,749
Net interest income after provision for loan losses	314,456	319,740	83,792	80,128	70,946	79,590	80,477
Noninterest income
Service charges and other fees	39,134	40,204	10,238	9,627	8,871	10,398	10,476
Wealth management fees	7,412	7,228	1,658	1,972	1,825	1,957	1,747
Net gain on sale of loans	6,694	5,539	1,667	1,903	1,580	1,544	1,654
Net gain on sale of securities	310	90	259	—	—	51	84
Net increase (decrease) in fair value of loans at fair value	36,742	11,904	28,828	(24,394)	15,208	17,100	(1,602)
Net realized and unrealized gain (loss) on derivatives	(62,088)	(30,177)	(34,731)	18,946	(21,698)	(24,605)	(4,781)
Other	5,686	4,993	1,130	1,951	1,150	1,455	923
Total noninterest income	33,890	39,781	9,049	10,005	6,936	7,900	8,501
Noninterest expense
Salaries and employee benefits	100,646	95,105	25,273	26,612	24,673	24,088	23,929
Data processing	19,531	19,548	5,338	4,657	4,708	4,828	5,443
Occupancy expenses, net	14,809	17,526	3,640	3,161	3,984	4,024	3,913
Professional fees	14,024	12,233	3,560	3,289	3,603	3,572	2,610
Communication expenses	4,455	4,510	1,026	1,031	1,225	1,173	1,108
Advertising	3,940	4,746	1,070	1,196	946	728	1,361
Equipment expenses	3,905	4,350	949	1,075	925	956	1,251
Net loss (recovery) on repossessed property and other related expenses	5,382	8,644	(165)	1,067	2,634	1,846	341
Amortization of core deposits and other intangibles	7,110	16,215	708	1,776	2,313	2,313	2,767
Other	12,992	17,345	3,436	2,566	3,427	3,563	5,595
Total noninterest expense	186,794	200,222	44,835	46,430	48,438	47,091	48,318
Income before income taxes	161,552	159,299	48,006	43,703	29,444	40,399	40,660
Provision for income taxes	52,487	54,347	14,194	14,871	9,720	13,702	12,785
Net income	$109,065	$104,952	$33,812	$28,832	$19,724	$26,697	$27,875

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	As of:
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Assets
Cash and due from banks	$237,770	$187,171	$358,440	$428,186	$256,639
Securities	1,327,327	1,410,475	1,402,508	1,263,983	1,341,242
Total loans	7,325,198	7,245,239	7,072,465	6,986,765	6,787,467
Allowance for loan losses	(57,200)	(55,930)	(52,426)	(51,820)	(47,518)
Loans, net	7,267,998	7,189,309	7,020,039	6,934,945	6,739,949
Goodwill and other intangible assets	704,926	705,634	707,410	709,723	712,036
Other assets	260,633	271,570	293,248	304,424	321,563
Total assets	$9,798,654	$9,764,159	$9,781,645	$9,641,261	$9,371,429

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,368,453	$1,360,722	$1,374,589	$1,381,887	$1,303,015
Interest-bearing deposits	6,018,612	5,996,966	6,113,109	5,857,319	5,749,165
Total deposits	7,387,065	7,357,688	7,487,698	7,239,206	7,052,180
Securities sold under agreements to repurchase	185,271	161,559	163,343	190,585	161,687
FHLB advances and other borrowings	581,000	590,520	475,019	575,085	575,094
Other liabilities	185,972	166,541	186,033	185,015	161,378
Total liabilities	8,339,308	8,276,308	8,312,093	8,189,891	7,950,339
Stockholders' equity	1,459,346	1,487,851	1,469,552	1,451,370	1,421,090
Total liabilities and stockholders' equity	$9,798,654	$9,764,159	$9,781,645	$9,641,261	$9,371,429

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)
(Dollars in thousands)

		As of				Fiscal year-to-date:
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	Change ($)	Change (%)
Commercial non-real estate	$1,610,828	$1,701,024	$1,657,856	$1,551,607	$1,571,640	$39,188	2.5%
Agriculture	1,861,465	1,813,330	1,748,366	1,788,028	1,681,209	180,256	10.7%
Construction and development	256,697	290,525	310,011	285,366	314,000	(57,303)	(18.2)%
Owner-occupied CRE	1,122,041	1,128,536	1,110,074	1,146,670	1,151,868	(29,827)	(2.6)%
Non-owner-occupied CRE	1,227,354	1,046,392	1,011,274	1,033,481	922,395	304,959	33.1%
Multifamily residential real estate	239,656	255,540	241,896	180,204	152,931	86,725	56.7%
Commercial real estate	2,845,748	2,720,993	2,673,255	2,645,721	2,541,194	304,554	12.0%
Residential real estate	921,827	922,481	905,114	910,406	901,605	20,222	2.2%
Consumer	73,049	75,311	80,036	85,822	90,086	(17,037)	(18.9)%
Other[1]	38,371	38,901	35,433	35,311	34,243	4,128	12.1%
Total unpaid principal balance	7,351,288	7,272,040	7,100,060	7,016,895	6,819,977	531,311	7.8%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(26,090)	(26,801)	(27,595)	(30,130)	(32,510)	6,420	(19.7)%
Total loans	$7,325,198	$7,245,239	$7,072,465	$6,986,765	$6,787,467	$537,731	7.9%

[1] Other loans primarily include consumer and commercial credit cards and customer deposit account overdrafts.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the three months ended:
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$72,054	$53	0.29%	$198,517	$155	0.31%	$80,815	$55	0.27%
Investment securities	1,400,485	6,188	1.75%	1,439,690	6,483	1.81%	1,403,371	6,409	1.81%
Loans, other than loans acquired with deteriorated credit quality, net	7,108,598	86,613	4.83%	6,995,340	84,798	4.86%	6,527,721	84,292	5.12%
Loans acquired with deteriorated credit quality, net	112,334	1,645	5.81%	122,697	2,146	7.02%	169,287	1,509	3.54%
Loans, net	7,220,932	88,258	4.85%	7,118,037	86,944	4.90%	6,697,008	85,801	5.08%
Total interest-earning assets	8,693,471	94,499	4.31%	8,756,244	93,582	4.29%	8,181,194	92,265	4.47%
Noninterest-earning assets	1,048,844			1,065,347			1,130,655
Total assets	$9,742,315	$94,499	3.85%	$9,821,591	$93,582	3.82%	$9,311,849	$92,265	3.93%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,315,345			$1,312,859			$1,266,733
NOW, MMDA and savings deposits	4,626,315	$3,185	0.27%	4,665,101	$3,272	0.28%	3,980,578	$2,387	0.24%
CDs	1,408,155	2,402	0.68%	1,499,667	2,504	0.67%	1,779,503	3,748	0.84%
Total deposits	7,349,815	5,587	0.30%	7,477,627	5,776	0.31%	7,026,814	6,135	0.35%
Securities sold under agreements to repurchase	164,843	133	0.32%	158,758	134	0.34%	186,477	158	0.34%
FHLB advances and other borrowings	597,758	925	0.61%	523,839	867	0.66%	490,455	861	0.70%
Related party notes payable	13,321	79	2.35%	41,295	233	2.26%	41,295	231	2.22%
Subordinated debentures and other	79,756	572	2.85%	56,083	330	2.36%	56,083	330	2.33%
Total borrowings	855,678	1,709	0.79%	779,975	1,564	0.80%	774,310	1,580	0.81%
Total interest-bearing liabilities	8,205,493	$7,296	0.35%	8,257,602	$7,340	0.36%	7,801,124	$7,715	0.39%
Noninterest-bearing liabilities	80,450			87,433			71,608
Stockholders' equity	1,456,372			1,476,556			1,439,117
Total liabilities and stockholders' equity	$9,742,315			$9,821,591			$9,311,849
Net interest spread			3.50%			3.46%			3.54%
Net interest income and net interest margin (FTE)[1]		$87,203	3.98%		$86,242	3.95%		$84,550	4.10%
Less: Tax equivalent adjustment		1,778			1,704			1,324
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$85,425	3.90%		$84,538	3.87%		$83,226	4.04%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the twelve months ended:
	September 30, 2015			September 30, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$244,850	$652	0.27%	$167,982	$455	0.27%
Investment securities	1,377,718	24,271	1.76%	1,419,354	27,411	1.93%
Loans, other than loans acquired with deteriorated credit quality, net	6,889,738	336,194	4.88%	6,311,857	323,438	5.12%
Loans acquired with deteriorated credit quality, net	129,413	8,840	6.83%	194,668	5,835	3.00%
Loans, net	7,019,151	345,034	4.92%	6,506,525	329,273	5.06%
Total interest-earning assets	8,641,719	369,957	4.28%	8,093,861	357,139	4.41%
Noninterest-earning assets	1,079,201			1,149,957
Total assets	$9,720,920	$369,957	3.81%	$9,243,818	$357,139	3.86%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,350,749			$1,242,097
NOW, MMDA and savings deposits	4,472,223	$12,374	0.28%	3,952,765	$9,329	0.24%
CDs	1,539,863	10,988	0.71%	1,909,269	16,435	0.86%
Total deposits	7,362,835	23,362	0.32%	7,104,131	25,764	0.36%
Securities sold under agreements to repurchase	168,455	563	0.33%	193,901	600	0.31%
FHLB advances and other borrowings	554,127	3,631	0.66%	356,915	3,452	0.97%
Related party notes payable	34,301	771	2.25%	41,295	921	2.23%
Subordinated debentures and other	62,001	1,557	2.51%	56,083	1,315	2.34%
Total borrowings	818,884	6,522	0.80%	648,194	6,288	0.97%
Total interest-bearing liabilities	8,181,719	$29,884	0.37%	7,752,325	$32,052	0.41%
Noninterest-bearing liabilities	82,978			60,721
Stockholders' equity	1,456,223			1,430,772
Total liabilities and stockholders' equity	$9,720,920			$9,243,818
Net interest spread			3.44%			3.45%
Net interest income and net interest margin (FTE)[1]		$340,073	3.94%		$325,087	4.02%
Less: Tax equivalent adjustment		6,576			4,663
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$333,497	3.86%		$320,424	3.96%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.
In particular, we evaluate our profitability and performance based on our cash net income and return on average tangible common equity, each of which excludes the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans other than loans acquired with deteriorated credit quality and adjusted yield on loans other

Exhibit 99.1

than loans acquired with deteriorated credit quality. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Cash net income and return on average tangible common equity:
Net income	$109,065	$104,952	$33,812	$28,832	$19,724	$26,697	$27,875
Add: Amortization of intangible assets	7,110	16,215	708	1,776	2,313	2,313	2,767
Add: Tax on amortization of intangible assets	(880)	(3,244)	(220)	(220)	(220)	(220)	(811)
Cash net income	$115,295	$117,923	$34,300	$30,388	$21,817	$28,790	$29,831

Average common equity	$1,456,223	$1,430,772	$1,456,372	$1,476,556	$1,458,131	$1,433,837	$1,439,117
Less: Average goodwill and other intangible assets	707,920	719,573	705,284	706,526	708,782	711,088	713,462
Average tangible common equity	$748,303	$711,199	$751,088	$770,030	$749,349	$722,749	$725,655
Return on average common equity *	7.49%	7.34%	9.21%	7.83%	5.49%	7.39%	7.68%
Return on average tangible common equity *	15.4%	16.6%	18.1%	15.8%	11.8%	15.8%	16.3%

* Calculated as net income divided by average common equity and cash net income divided by average tangible common equity, respectively. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income	$333,497	$320,424	$85,425	$84,538	$80,625	$82,909	$83,226
Add: Tax equivalent adjustment	6,576	4,663	1,778	1,704	1,590	1,504	1,324
Net interest income (FTE)	340,073	325,087	87,203	86,242	82,215	84,413	84,550
Add: Current realized derivative gain (loss)	(21,642)	(18,255)	(5,637)	(5,416)	(5,307)	(5,282)	(4,978)
Adjusted net interest income (FTE)	$318,431	$306,832	$81,566	$80,826	$76,908	$79,131	$79,572

Average interest earning assets	$8,641,719	$8,093,861	$8,693,471	$8,756,244	$8,560,477	$8,556,688	$8,181,194
Net interest margin (FTE) *	3.94%	4.02%	3.98%	3.95%	3.89%	3.91%	4.10%
Adjusted net interest margin (FTE) **	3.68%	3.79%	3.72%	3.70%	3.64%	3.67%	3.86%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:
Interest income	$329,618	$318,775	$84,835	$83,094	$80,317	$81,372	$82,968
Add: Tax equivalent adjustment	6,576	4,663	1,778	1,704	1,590	1,504	1,324
Interest income (FTE)	336,194	323,438	86,613	84,798	81,907	82,876	84,292
Add: Current realized derivative gain (loss)	(21,642)	(18,255)	(5,637)	(5,416)	(5,307)	(5,282)	(4,978)
Adjusted interest income (FTE)	$314,552	$305,183	$80,976	$79,382	$76,600	$77,594	$79,314

Average loans other than loans acquired with deteriorated credit quality	$6,889,738	$6,311,857	$7,108,598	$6,995,340	$6,828,510	$6,626,507	$6,527,721
Yield (FTE) *	4.88%	5.12%	4.83%	4.86%	4.86%	4.96%	5.12%
Adjusted yield (FTE) **	4.57%	4.84%	4.52%	4.55%	4.55%	4.65%	4.82%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Efficiency ratio:
Total revenue	$367,387	$360,205	$94,474	$94,543	$87,561	$90,809	$91,727
Add: Tax equivalent adjustment	6,576	4,663	1,778	1,704	1,590	1,504	1,324
Total revenue (FTE)	$373,963	$364,868	$96,252	$96,247	$89,151	$92,313	$93,051

Noninterest expense	$186,794	$200,222	$44,835	$46,430	$48,438	$47,091	$48,318
Less: Amortization of intangible assets	7,110	16,215	708	1,776	2,313	2,313	2,767
Tangible noninterest expense	$179,684	$184,007	$44,127	$44,654	$46,125	$44,778	$45,551
Efficiency ratio *	48.0%	50.4%	45.8%	46.4%	51.7%	48.5%	49.0%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,459,346	$1,421,090	$1,459,346	$1,487,851	$1,469,552	$1,451,370	$1,421,090
Less: Goodwill and other intangible assets	704,926	712,036	704,926	705,634	707,410	709,723	712,036
Tangible common equity	$754,420	$709,054	$754,420	$782,217	$762,142	$741,647	$709,054

Total assets	$9,798,654	$9,371,429	$9,798,654	$9,764,159	$9,781,645	$9,641,261	$9,371,429
Less: Goodwill and other intangible assets	704,926	712,036	704,926	705,634	707,410	709,723	712,036
Tangible assets	$9,093,728	$8,659,393	$9,093,728	$9,058,525	$9,074,235	$8,931,538	$8,659,393
Tangible common equity to tangible assets	8.3%	8.2%	8.3%	8.6%	8.4%	8.3%	8.2%

GREAT WESTERN BANCORP, INC.

Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com

Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com